                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated July 29, 1997, except for Note 6 as to which the date is September 30, 1997 on our audit of the financial statements of Bingham Financial Services Corporation as of June 30, 1997 and for the period of January 2 (date of inception) to June 30, 1997. We also consent to the reference of our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.
Detroit, Michigan
November 6, 1997